Exhibit 99.1

ServiceSource Reports Fourth Quarter and Full-Year 2021 Financial Results

Fourth Quarter Revenue of $55.8 million, up 9.3% year-over-year

2021 Revenue of $195.7 million, up 0.6% year-over-year

2021 GAAP Net Loss of $14.7 million; 2021 Non-GAAP Net Income of $2.0 million

2021 Adjusted EBITDA of $9.8 million

DENVER, February 23, 2022 - ServiceSource (NASDAQ: SREV), the customer journey experience company, today announced financial results for the three and twelve months ended December 31, 2021.

“We closed the year on a strong note, with revenue growth and profitability in the fourth quarter being at multi-year highs,” said Gary B. Moore, ServiceSource’s chairman and chief executive officer. “Our unwavering focus on executing our brand promise is enabling our clients to accelerate their go-to-market strategies and is positioning us as a strategic partner supporting their transformation journeys. The progress and performance we demonstrated throughout the year give us confidence in our long-term financial priorities and our ability to deliver on them. We remain focused on our strategy and the value we believe successful execution can create for all of our stakeholders.”

Key Financial Results –Fourth Quarter 2021

●	GAAP revenue was $55.8 million, compared with $51.1 million reported for Q4 2020.
●	GAAP net income was $2.6 million or $0.03 per diluted share, compared with GAAP net loss of $1.7 million or $0.02 per diluted share reported for Q4 2020.
●	Non-GAAP net income was $5.1 million or $0.05 per diluted share, compared with non-GAAP net income of $2.3 million or $0.02 per diluted share reported for Q4 2020.
●	Adjusted EBITDA, a non-GAAP financial measure, was $8.1 million, compared with $4.8 million reported for Q4 2020.

Key Financial Results –Full-Year Ended December 31, 2021

●	GAAP revenue was $195.7 million, compared with $194.6 million reported for the year ended December 31, 2020.
●	GAAP net loss was $14.7 million or $0.15 per diluted share, compared with GAAP net loss of $18.5 million or $0.19 per diluted share reported for the year ended December 31, 2020.
●	Non-GAAP net income was $2.0 million or $0.02 per diluted share, compared with non-GAAP net loss of $2.3 million or $0.02 per diluted share reported for the year ended December 31, 2020.
●	Adjusted EBITDA, a non-GAAP financial measure, was $9.8 million, compared with $4.3 million reported for the year ended December 31, 2020.
●	Ended the year with $30.8 million of cash and cash equivalents and restricted cash and $10.0 million of borrowings under the Company's $35.0 million revolving line of credit.

A reconciliation of GAAP to non-GAAP financial measures is provided following the Condensed Consolidated Financial Statement tables contained within this press release.

Key Business Highlights – Full-Year Ended December 31, 2021

●	Accelerated market momentum and client acquisition activity with eight new clients added during the year, including five in the fourth quarter.
●	Demonstrated compelling client value to earn expansions at the Company’s largest relationships, including more than 8% year-over-year revenue growth at the top five clients.
●	Generated strong sales activity with an approximately 13% year-over-year increase in new bookings during the year; more than 80% of new bookings were from high-growth cloud and software companies.
●	Successfully renewed or extended approximately 87% of the contract value that was up for renewal during 2021.
●	Earned a designation as a Military Friendly® Employer, joining a nationwide group of leading companies that support the U.S. military veteran community across hiring, culture and supplier relationships.
●	Maintained a strong focus on diversity, equality, and inclusion with approximately 50/50 gender parity across our employee base.

“2021 was an important year for ServiceSource as we inflected back to growth and accelerated our progress toward our target model objectives,” commented Chad Lyne, executive vice president and chief financial officer of ServiceSource. “The investments we have made in our people, processes, and platforms, coupled with our virtual-first operating model and clients-for-life culture, are differentiating us as a market leader and innovator. We are incredibly proud of how our global teams executed throughout the year, and we will maintain our focus and discipline as we seek to build on 2021’s accomplishments going forward.”

Business Outlook for Full-Year 2022

Management will discuss its contextual outlook for 2022 and will provide forward-looking commentary during the earnings call and webcast that will accompany this release.

Quarterly Conference Call

ServiceSource will discuss its fourth quarter and full-year 2021 results on February 23, 2022, via teleconference at 4:30 p.m. Eastern Time. To access the call within the U.S., please dial (877) 293-5486, or outside the U.S. (914) 495-8592, at least five minutes prior to the start time. Conference ID number: 8748545. In addition, a live webcast of the call will also be available on the Investor Relations section of the ServiceSource website under Events and Presentations. The related slide presentation and a replay of the webcast will also be available on the Company's website at http://ir.servicesource.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding our strategy, our ability to execute our brand promise, our long-term financial priorities, value creation for our stakeholders, and our target model objectives. These forward-looking statements are based on our current assumptions and beliefs and involve risks and uncertainties that could cause our results to differ materially from our forward-looking statements. Those risks and uncertainties include: a decline in client renewals, the loss of one or more of our key clients, the contraction in our revenue from one or more of our key clients - either in the ordinary course of business or as a result of macroeconomic conditions resulting from the COVID-19 pandemic - in each case resulting in churn, or our clients not expanding their relationships with us; economic or other adverse events or conditions affecting the technology industry, including as a result of the COVID-19 pandemic; and other risks and uncertainties described more fully in our periodic reports filed with the Securities and Exchange Commission, which can be obtained online at the Commission's website at http://www.sec.gov. All forward-looking statements in this press release are based on information currently available to us, and except as may be legally required we assume no obligation to update these forward-looking statements.

About ServiceSource

ServiceSource International, Inc. (NASDAQ: SREV) is a global outsourced go-to-market services provider that accelerates B2B digital sales and customer success transformation. Our expert sales professionals, data-powered insights and proven methodologies scale and reimagine customer journey experiences (CJX®) into profitable business outcomes. Backed by more than 20 years of experience, ServiceSource drives billions of dollars in client value annually, conducting commerce in 45 languages and 175 countries. To learn more about how we design, develop and manage CJX® solutions that transform the agility, speed, efficiency and value of our clients’ growth initiatives, visit www.servicesource.com.

Trademarks

ServiceSource®, and any ServiceSource product or service names or logos above are trademarks of ServiceSource International, Inc. All other trademarks used herein belong to their respective owners.

Connect with ServiceSource:

http://www.facebook.com/ServiceSource

http://twitter.com/servicesource

http://www.linkedin.com/company/servicesource

http://www.youtube.com/user/ServiceSourceMKTG

ServiceSource International, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Net revenue	$55,796	$51,059	$195,704	$194,601
Cost of revenue(1)	35,510	33,626	140,002	137,041
Gross profit	20,286	17,433	55,702	57,560
Operating expenses:
Sales and marketing(1)	4,793	5,951	17,056	24,999
Research and development(1)	1,504	1,416	5,183	5,602
General and administrative(1)	11,436	10,126	45,051	41,970
Restructuring and other related costs	97	839	1,071	1,542
Total operating expenses	17,830	18,332	68,361	74,113
Income (loss) from operations	2,456	(899)	(12,659)	(16,553)
Interest and other income (expense), net	7	(229)	(1,784)	(1,279)
Income (loss) before provision for income taxes	2,463	(1,128)	(14,443)	(17,832)
Provision for income tax benefit (expense)	133	(536)	(278)	(709)
Net income (loss)	$2,596	$(1,664)	$(14,721)	$(18,541)
Net income (loss) per share
Basic	$0.03	$(0.02)	$(0.15)	$(0.19)
Diluted	$0.03	$(0.02)	$(0.15)	$(0.19)
Weighted-average common shares outstanding
Basic	99,079	96,821	98,050	95,787
Diluted	100,654	96,821	98,050	95,787

(1) Reported amounts include stock-based compensation expense as follows:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Cost of revenue	$(151)	$144	$512	$389
Sales and marketing	736	395	1,236	1,416
Research and development	40	24	74	57
General and administrative	853	716	4,305	3,003
Total stock-based compensation	$1,478	$1,279	$6,127	$4,865

ServiceSource International, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$28,507	$34,006
Accounts receivable, net	43,571	38,890
Prepaid expenses and other	8,995	9,275
Total current assets	81,073	82,171

Property and equipment, net	18,721	29,948
ROU assets	23,043	29,798
Contract acquisition costs	558	872
Goodwill	6,334	6,334
Other assets	2,719	3,490
Total assets	$132,448	$152,613

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$832	$1,204
Accrued expenses	4,152	3,217
Accrued compensation and benefits	19,999	18,342
Revolver	10,000	15,000
Operating lease liabilities	8,614	10,797
Other current liabilities	793	1,209
Total current liabilities	44,390	49,769

Operating lease liabilities, net of current portion	19,869	25,975
Other long-term liabilities	1,155	1,593
Total liabilities	65,414	77,337

Stockholders' equity:
Preferred stock	—	—
Common stock	10	10
Treasury stock	(441)	(441)
Additional paid-in capital	385,827	379,696
Accumulated deficit	(319,328)	(304,607)
Accumulated other comprehensive income	966	618
Total stockholders' equity	67,034	75,276
Total liabilities and stockholders' equity	$132,448	$152,613

ServiceSource International, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Year Ended December 31,
	2021	2020
Cash flows from operating activities:
Net loss	$(14,721)	$(18,541)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	14,667	13,925
Amortization of contract acquisition costs	541	1,003
Amortization of ROU assets	9,399	9,841
Stock-based compensation	6,127	4,865
Restructuring and other related costs	1,007	1,460
Loss on disposal of fixed assets and other, net	377	—
Other	51	71
Net changes in operating assets and liabilities:
Accounts receivable, net	(4,983)	3,232
Prepaid expenses and other assets	420	(82)
Contract acquisition costs	(229)	(266)
Accounts payable	(355)	(3,213)
Accrued compensation and benefits	1,092	(97)
Operating lease liabilities	(10,758)	(10,195)
Accrued expenses	1,193	(107)
Other liabilities	(223)	(1,495)
Net cash provided by operating activities	3,605	401
Cash flows from investing activities:
Purchases of property and equipment	(3,932)	(7,855)
Net cash used in investing activities	(3,932)	(7,855)
Cash flows from financing activities:
Repayment on finance lease obligations	(608)	(952)
Debt issuance costs	(97)	—
Proceeds from Revolver	13,500	27,000
Repayment of Revolver	(18,500)	(12,000)
Proceeds from issuance of common stock	154	414
Payments related to minimum tax withholdings on RSU releases	(192)	(161)
Net cash (used in) provided by financing activities	(5,743)	14,301
Effect of exchange rate changes on cash and cash equivalents and restricted cash	545	96
Net change in cash and cash equivalents and restricted cash	(5,525)	6,943
Cash and cash equivalents and restricted cash, beginning of period	36,326	29,383
Cash and cash equivalents and restricted cash, end of period	$30,801	$36,326

Use of Non-GAAP Financial Measures

To supplement its Condensed Consolidated Financial Statements presented in accordance with generally accepted accounting principles, or GAAP, ServiceSource provides investors with non-GAAP gross profit, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and Adjusted EBITDA. A reconciliation of these non-GAAP financial measures to the closest GAAP financial measure is presented in the following financial tables.

ServiceSource believes non-GAAP financial information provided in this release can assist investors in understanding and assessing its ongoing core operations and prospects for the future and provides an additional tool for investors to use in comparing ServiceSource's financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP gross profit consists of gross profit plus adjustments to stock-based compensation and amortization of internally developed software.

Non-GAAP net income (loss) consists of net income (loss) plus stock-based compensation, amortization of internally developed software, restructuring and other related costs, amortization of contract acquisition costs related to the initial adoption of Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606) (“ASC 606”), costs attributable to establishing a litigation reserve, loss (gain) on disposal of fixed assets and other, net, non-cash interest expense, and applying an income tax rate of 26.5% on non-GAAP adjustments. Stock-based compensation expense is expected to vary depending on the number of new grants issued, changes in the Company's stock price, stock market volatility, expected option lives and risk-free interest rates, all of which are difficult to estimate.

EBITDA consists of net income (loss) plus provision for income tax expense (benefit), interest and other expense (income), net and depreciation and amortization. Adjusted EBITDA consists of EBITDA plus stock-based compensation, restructuring and other related costs, amortization of contract acquisition costs related to the initial adoption of ASC 606, costs attributable to establishing a litigation reserve, and loss (gain) on disposal of fixed assets and other, net.

These non-GAAP measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.

ServiceSource International, Inc.

GAAP To Non-GAAP Reconciliation

(in thousands, except per share amounts)

(unaudited)

		For the Three Months Ended December 31,		For the Year Ended December 31,
		2021	2020	2021	2020
Net revenue		$55,796	$51,059	$195,704	$194,601

Gross profit
GAAP gross profit		$20,286	$17,433	$55,702	$57,560
Non-GAAP adjustments:
Stock-based compensation	(A)	(151)	144	512	389
Amortization of internally developed software	(B)	2,172	1,493	8,043	5,467
Non-GAAP gross profit		$22,307	$19,070	$64,257	$63,416

Gross profit %
GAAP gross profit		36.4%	34.1%	28.5%	29.6%
Non-GAAP adjustments:
Stock-based compensation	(A)	(0.3)%	0.3%	0.3%	0.2%
Amortization of internally developed software	(B)	3.9%	2.9%	4.1%	2.8%
Non-GAAP gross profit		40.0%	37.3%	32.8%	32.6%
Certain totals do not add due to rounding

Operating expenses
GAAP operating expenses		$17,830	$18,332	$68,361	$74,113
Non-GAAP adjustments:
Stock-based compensation	(A)	(1,629)	(1,135)	(5,615)	(4,476)
Amortization of internally developed software	(B)	(321)	(611)	(1,345)	(2,234)
Restructuring and other related costs	(C)	(97)	(839)	(1,071)	(1,542)
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	(20)	(91)	(215)	(605)
Litigation reserve	(E)	-	74	-	74
Loss on disposal of fixed assets and other, net	(F)	(377)	-	(377)	-
Non-GAAP operating expenses		$15,386	$15,730	$59,738	$65,330

Net income (loss)
GAAP net income (loss)		$2,596	$(1,664)	$(14,721)	$(18,541)
Non-GAAP adjustments:
Stock-based compensation	(A)	1,478	1,279	6,127	4,865
Amortization of internally developed software	(B)	2,493	2,104	9,388	7,701
Restructuring and other related costs	(C)	97	839	1,071	1,542
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	20	91	215	605
Litigation reserve	(E)	-	(74)	-	(74)
Loss on disposal of fixed assets and other, net	(F)	377	-	377	-
Non-cash interest expense	(G)	5	18	51	71
Income tax effect on non-GAAP adjustments	(H)	(1,970)	(293)	(461)	1,537
Non-GAAP net income (loss)		$5,096	$2,300	$2,047	$(2,294)

Diluted net income (loss) per share
GAAP diluted net income (loss) per share		$0.03	$(0.02)	$(0.15)	$(0.19)
Non-GAAP adjustments:
Stock-based compensation	(A)	0.01	0.01	0.06	0.05
Amortization of internally developed software	(B)	0.03	0.02	0.10	0.08
Restructuring and other related costs	(C)	0.00	0.01	0.01	0.02
Amortization of contract acquisition costs - ASC 606 initial adoption	(D)	0.00	0.00	0.00	0.01
Litigation reserve	(E)	0.00	0.00	0.00	0.00
Loss on disposal of fixed assets and other, net	(F)	0.00	0.00	0.00	0.00
Non-cash interest expense	(G)	0.00	0.00	0.00	0.00
Income tax effect on non-GAAP adjustments	(H)	(0.02)	0.00	0.00	0.02
Non-GAAP diluted net income (loss) per share		$0.05	$0.02	$0.02	$(0.02)
Certain totals do not add due to rounding
Shares used in calculating diluted net income (loss) per share on a non-GAAP basis	(I)	100,654	96,821	98,050	95,787

Footnotes to GAAP to Non-GAAP Reconciliation

(A) Stock-based compensation. Included in our GAAP presentation of cost of revenue and operating expenses, stock-based compensation consists of expenses for stock options, stock unit awards and purchase rights under our stock purchase plan. We exclude stock-based compensation expense from our non-GAAP measures because some investors may view it as not reflective of our core operating performance as it is a non-cash expense.

(B) Amortization of internally developed software. Included in our GAAP presentation of cost of revenue and operating expenses, amortization of internally developed software reflects non-cash expense for software developed or obtained for internal use. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.

(C) Restructuring and other related costs. Included in our GAAP presentation, we incurred expenses related to our restructuring effort to better align our cost structure with current revenue levels. Restructuring and other related costs consist primarily of employees' severance payments, related employee benefits, related legal fees and charges related to leases and other contract termination costs. These are one-time in nature costs that are not indicative of our core operating performance.

(D) Amortization of contract acquisition costs - ASC 606 initial adoption. Upon adoption of ASC 606 using the modified retrospective approach, we capitalized approximately $3.3 million of previously expensed sales commissions from 2015, 2016 and 2017. Amortization of these amounts are included in our GAAP presentation as sales and marketing expense. We believe the non-cash amortization expense is not related to or indicative of our ongoing operating performance.

(E) Litigation reserve. The Company records a contingent liability when it is probable that a loss has been incurred and the amount is reasonably estimable in accordance with accounting for contingencies. These reserves are one-time in nature charges that are not indicative of our core operating performance.

(F) Loss on disposal of fixed assets and other, net. Included in our GAAP presentation of general and administrative expense, loss on disposal of fixed assets and other, net consists of expense recognized related to the disposal of fixed assets and other lease related assets driven by the shift to a virtual-first operating model. We exclude these expenses from our non-GAAP measures because we believe they are not indicative of our core operating performance.

(G) Non-cash interest expense. Under GAAP, we recognize interest expense at the effective interest rate which includes interest costs related to the amortization of debt issuance costs. The difference between the effective interest rate and the contractual interest rate is excluded from our assessment of our operating performance because we believe this non-cash expense is not indicative of ongoing operating performance. We believe that the exclusion of the non-cash interest expense provides investors a view of our core operating performance.

(H) Income tax effect on non-GAAP adjustments. This adjusts the provision for income taxes to reflect the effect of the non-GAAP items A, B, C, D, E and F noted above on our non-GAAP net income (loss).

(I) Shares used in calculating diluted net income (loss) per share on a non-GAAP basis. The share count for basic and diluted earnings per share is the same due to GAAP net losses for the three months ended December 31, 2020 and for the years ended December 31, 2021 and 2020. For the three months ended December 31, 2021 the share count for diluted earnings per share is the weighted-average number of shares of common stock outstanding during the period increased to include the number of additional shares of common stock that would have been outstanding if the potentially dilutive securities had been issued.

ServiceSource International, Inc.

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(in thousands)

(unaudited)

		For the Three Months Ended December 31,		For the Year Ended December 31,
		2021	2020	2021	2020
Net income (loss)		$2,596	$(1,664)	$(14,721)	$(18,541)
Provision for income tax (benefit) expense		(133)	536	278	709
Interest and other (income) expense, net		(7)	229	1,784	1,279
Depreciation and amortization(1)		3,698	3,594	14,667	13,925
EBITDA		6,154	2,695	2,008	(2,628)
Stock-based compensation	(A)	1,478	1,279	6,127	4,865
Restructuring and other related costs	(C)	97	839	1,071	1,542
Amortization of contract acquisition asset costs - ASC 606 initial adoption	(D)	20	91	215	605
Litigation reserve	(E)	-	(74)	-	(74)
Loss on disposal of fixed assets and other, net	(F)	377	-	377	-
Adjusted EBITDA		$8,126	$4,830	$9,798	$4,310

(1) Depreciation and amortization expense are comprised of the following:

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Internally developed software amortization	$2,493	$2,104	$9,388	$7,701
Property and equipment depreciation	1,205	1,490	5,279	6,224
Depreciation and amortization	$3,698	$3,594	$14,667	$13,925

Investor Relations Contact for ServiceSource:

Chad Lyne

ServiceSource International, Inc.

investorrelations@servicesource.com